EXHIBIT 21.1

In Effect as of December 31, 2005

Subsidiaries of:

Jurisdiction
COGENT COMMUNICATIONS GROUP, INC.	(Delaware Corporation)

COGENT COMMUNICATIONS, INC.	(Delaware Corporation)
COGENT COMMUNICATIONS OF CALIFORNIA, INC.	(Delaware Corporation)
NETWORK EQUIPMENT SOLUTIONS, LLC	(Delaware LLC)
UFO GROUP, INC.	(Delaware Corporation)
ALLIED RISER COMMUNICATIONS CORPORATION	(Delaware Corporation)
ALLIED RISER OPERATIONS CORPORATION	(Delaware Corporation)
COGENT CANADA HOLDINGS, INC.	(Nova Scotia Corporation)
COGENT CANADA, INC.	(Canadian Federal Corporation)
FIBER SERVICES OF CANADA, LTD.	(Nova Scotia Corporation)
COGENT COMMUNICATIONS OF D.C., INC.	(Delaware Corporation)
COGENT COMMUNICATIONS OF FLORIDA, INC.	(Delaware Corporation)
COGENT COMMUNICATIONS OF GEORGIA, INC.	(Delaware Corporation)
COGENT COMMUNICATIONS OF MARYLAND, INC.	(Delaware Corporation)
COGENT COMMUNICATIONS OF MASSACHUSETTS, INC.	(Delaware Corporation)
COGENT COMMUNICATIONS OF MISSOURI, INC.	(Delaware Corporation)
COGENT COMMUNICATIONS OF NEW YORK, INC.	(Delaware Corporation)
COGENT COMMUNICATIONS OF OHIO, INC.	(Delaware Corporation)
COGENT COMMUNICATIONS OF PENNSYLVANIA, INC.	(Delaware Corporation)
COGENT COMMUNICATIONS OF TEXAS, INC.	(Delaware Corporation)
COGENT COMMUNICATIONS OF VIRGINIA, INC.	(Virginia Corporation)
SYMPOSIUM GAMMA, INC.	(Delaware Corporation)
COGENT EUROPE, SARL	(Luxembourg)
COGENT COMMUNICATIONS FRANCE, SAS	(France)
COGENT COMMUNICATIONS ESPANA S.A.	(Spain)
LAMBDANET SWITZERLAND GMBH	(Switzerland)
COGENT COMMUNICATIONS UK LTD.	(England)
COGENT COMMUNICATIONS BELGIUM SPRL	(Belgium)
COGENT COMMUNICATIONS NETHERLANDS B.V.	(The Netherlands)
C.C.D. COGENT COMMUNICATIONS DEUTSCHLAND, GMBH	(Germany)